UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: November 9, 2018
(Date of earliest event reported)

Turtle Beach Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-35465	27-2767540
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11011 Via Frontera, Suite A/B
San Diego, California 92127
(Address of principal executive offices)
(888) 496-8001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 9, 2018, Turtle Beach Corporation (the “Company”) was informed by Kenneth A. Fox, a director of the Board of Directors of the Company (the “Board”), that he would resign his position on the Board effective November 15, 2018. The resignation was not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01    Regulation FD Disclosure.

On November 9, 2018, the Company issued a press release announcing Mr. Fox’s resignation from the Board and that the Board will have a majority of independent directors following Mr. Fox’s departure.
The information in this Item 7.01 and in the press release attached hereto as Exhibit 99.1 is intended to be furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference to such filing.
Item 9.01 — Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Turtle Beach Corporation dated November 9, 2018, reporting Turtle Beach Completes Transition from Nasdaq Controlled Company Status

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURTLE BEACH CORPORATION

Date:	November 9, 2018	By:	/S/ JOHN T. HANSON
John T. Hanson Chief Financial Officer, Treasurer and Secretary